                                                        Exhibit 4.1


                          INVESTMENT AGREEMENT


                                Between



                     ADVANCED TISSUE SCIENCES, INC.



                                  And


                    S. P. INVESTORS INTERNATIONAL S.A.



                        Dated as of June 23, 1995







     THE SECURITIES TO BE PURCHASED AND SOLD PURSUANT TO THIS INVESTMENT AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

      INVESTMENT AGREEMENT dated as of June 23, 1995 between S. P. Investors International S.A. (the "Investor") and Advanced Tissue Sciences, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company").

            WHEREAS, the parties desire that the Investor become an equity investor in the Company by purchasing an aggregate of 500,000 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock").

            NOW, THEREFORE, the parties hereto agree as follows:


                                ARTICLE I

                    Purchase and Sale of Common Stock
                    ---------------------------------

            Section 1.1 PURCHASE AND SALE OF COMMON STOCK. Upon the terms and conditions set forth herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, 500,000 shares of the Company's Common Stock (the "Shares").

            Section 1.2 PURCHASE PRICE. The aggregate purchase price for the Shares (the "Purchase Price") shall equal $3,430,000 payable in cash by wire transfer or cashier's check in immediately available funds.

            Section 1.3  SHARE NUMBER; VALUATION PERIOD.

                 (a) The number of Shares that the Company shall be obligated to issue and sell and the Investor shall be obligated to purchase hereunder, in the aggregate, is referred to herein as the "Share Number." Subject to adjustment as provided in Sections 1.3(c), 1.3(d) and 1.3(e), the Share Number shall initially be 500,000.

                 (b) The "Valuation Period" shall be a 45 calendar day period commencing on and including the first business day which is 90 calendar days after the Closing Date (as defined herein) as the same may be modified pursuant to Section 4.2(c) hereof.

                 (c) Notwithstanding Section 1.3(a) above, and except as hereinafter provided, if the Average Share Price (hereinafter defined) during the Valuation Period is less than $7.75, then the Company shall deliver to the Investor, at no additional cost to the Investor, and in addition to the initial Share Number, the number of shares of Common Stock that is obtained by subtracting (x) 500,000 from (y) the quotient obtained by dividing the Purchase Price by 88.5% of the Average Share Price (rounded to the nearest whole number) (together with any additional shares issued pursuant to
Section 1.3(e) herein, the "Additional Shares").

                 (d) Notwithstanding Section 1.3(a) above, and except as hereinafter provided, if the Average Share Price during the Valuation Period is greater than $7.75, the Investor shall pay to the Company the dollar amount by which (x) the product of 88.5% of the Average Share Price and the Share Number exceeds (y) the product of $6.86 and the Share Number.

                 (e) Notwithstanding Section 1.3(c) above, in the event that the Company, on or prior to 135 days from the Closing Date, issues or sells any shares of its Common Stock or any

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of its securities which are convertible into or exchangeable for its Common
Stock or any warrants or other rights to subscribe for or to purchase or any options for the purchase of, its Common Stock (other than shares or options issued pursuant to the Company's option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date or as provided on EXHIBIT A hereto), at a purchase price which is less than $6.86 per share (the "Subsequent Sale Price"), then the Company shall deliver to the Investor, at no additional cost to the Investor, and in addition to the Share Number, the number of shares of Common Stock that is obtained by subtracting
(x) 500,000 from (y) the quotient obtained by dividing the Purchase Price by the Subsequent Sale Price (rounded to the nearest whole number).

                 Notwithstanding any of the foregoing, the number of Additional Shares issuable hereunder shall be the greater of the number of Additional Shares issuable pursuant to Section 1.3(c) herein and the number of Additional Shares issuable pursuant to Section 1.3(e) herein, if any.

                 (f) For purposes hereof, the Average Share Price shall mean the average of the closing trading prices of the Company's Common Stock on the Nasdaq National Market, as reported by the Nasdaq National Market for each trading day during the Valuation Period.

            Section 1.4  THE CLOSING.

                 (a) The closing of the purchase and sale of the Shares (the "Closing"), shall take place (a) at the offices of the Investor, at 10:00 a.m., local time on the later of the following: (i) June 23, 1995, and (ii) the date on which the last to be fulfilled or waived of the conditions set forth in Article IV hereof and applicable to the Closing shall be fulfilled or waived in accordance herewith, or (b) at such other time and place and/or on such other date as the Investor and the Company may agree. The date on which the Closing occurs is referred to herein as the "Closing Date."

                 (b) (i) On the Closing Date, the Company shall deliver to the Investor certificates representing the Share Number to be issued and sold to the Investor on such date and registered in the name of the Investor or deposit such Share Number into the accounts designated by the Investor and
(ii) on the Closing Date, the Investor shall deliver to the Company the Purchase Price by cashier's check or wire transfer in immediately available funds to such account as shall be designated in writing by the Company.
In addition, each of the Company and the Investor shall deliver all documents, instruments and writings required to be delivered by either of them pursuant to this Agreement at or prior to the Closing.

            Section 1.5.  COVENANT TO REGISTER.  For purposes of this
Section 1.5, the following definitions shall apply:

                 (a) (i) The terms "register," "registered," and "registration" refer to a registration under the Act effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement, document or amendment thereto.

                     (ii) The term "Registrable Securities" means the Shares and any Additional Shares issued pursuant to Section 1.3 hereof and any securities of the Company or securities of any successor corporation issued as, or issuable upon the conversion or exercise of any warrant, right or other security that is issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares and any Additional Shares issued pursuant to Section 1.3 hereof.

                 (b) (i) The Company shall, as expeditiously as possible following the Closing, file a registration statement on Form S-3 or an equivalent thereof promptly after the Closing Date, covering all the Registrable Securities, and shall use its best efforts to cause such registration statement to become effective within 105 days of the Closing Date (the "Initial Registration"). In the event such registration is not so declared effective, the holder of the Registrable Securities shall have the right to require by notice in writing that the Company register all or any part of the Registrable Securities held by such holder (a "Demand Registration") and the Company shall thereupon effect such registration in accordance herewith. The parties agree that if the holder of Registrable Securities demands registration of less than all of the Registrable Securities, the Company, at its option, may nevertheless file a registration statement covering all of the Registrable Securities. If such registration statement is declared effective with respect to all Registrable Securities the demand registration rights granted pursuant to this Section 1.5 (b)
(i) shall cease. If such registration statement is not declared effective with respect to all Registrable Securities the demand registration rights described herein shall remain in effect until all Registrable Securities have been registered under the Act.

                     (ii) The Company shall not be obligated to effect Demand Registration (i) if all of the Registrable Securities held by the holder of Registrable Securities which are intended to be covered by the Demand Registration are, at the time of the request of a Demand Registration, included in an effective registration statement and the Company is in compliance with its obligations under Subsection (d) (ii) through (v) hereof.

                     (iii) The Company may suspend the effectiveness of any such registration effected pursuant to this Section 1.5(b) in the event, and for such period of time as, such a suspension is required by the rules and regulations of the Securities and Exchange Commission ("SEC").

                     (iv) If the registration statement covering the Registrable Securities is not effective within 105 days of the Closing, then the Company shall pay the Investor a one time penalty of 1.0% of the Purchase Price.

                 (c) If the Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Act in connection with a public offering of such securities (other than a registration on Form S-4, Form S-8 or other limited purpose form) and the Registrable Securities have not heretofore been included in a registration statement under Subsection (b), which remains effective, the Company shall, at such time, promptly give the holder of Registrable Securities written notice of such registration. Upon the written request of the holder of Registrable Securities given within twenty (20) days after receipt of such notice by the holder of Registrable Securities, the Company shall use its best efforts to cause to be registered under the Act all Registrable Securities that the holder of Registrable Securities requests to be registered. However, the Company shall have no obligation under this Subsection (c) to the extent that, with respect to a public offering registration, any underwriter of such public offering reasonably requests that the Registrable Securities or a portion thereof be excluded therefrom.

                 (d) Whenever required under this Section 1.5 to effect the registration of any Registrable Securities, including, without limitation, the Initial Registration, the Company shall, as expeditiously as reasonably possible:

                     (i) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration to become effective and, upon the request of the Investor, keep such registration statement effective, pursuant to the provisions of Regulation Section 230.415 or otherwise, for so long as the holder of Registrable Securities desires to dispose of the securities covered by such registration statement (but not after the holder of Registrable Securities, in the reasonable opinion of its counsel, is free to sell such securities in any three month period under the provisions of Rule 144 under the Act).

                     (ii) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                     (iii) Furnish to the holder of Registrable Securities such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the holder of Registrable Securities may reasonably require in order to facilitate the disposition of Registrable Securities owned by the holder of Registrable Securities.

                     (iv) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "Blue Sky" laws of such jurisdictions as shall be reasonably requested by the holder of Registrable Securities, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service and process in any such states or jurisdictions.

                     (v) Notify the holder of Registrable Securities of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

                     (vi) Furnish, at the request of the holder of Registrable Securities, an opinion of counsel of the Company, dated the effective date of the registration statement, as to the due authorization and issuance of the securities being registered and compliance with securities laws by the Company in connection with the authorization and issuance thereof.

                     (vii) Use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

                     (viii) Make available for inspection by the holder of Registrable Securities, upon request, all SEC Documents filed subsequent to the Closing and require the Company's officers, directors and employees to supply all information reasonably requested by any holder of Registrable Securities in connection with such registration statement.

                 (e) The holder of Registrable Securities will furnish to the Company in connection with any registration under this Section 1.5 such information regarding itself, the Registrable Securities and other securities of the Company held by it, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities held by holder of Registrable Securities.

                 (f) (i) The Company shall indemnify, defend and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of Subsections (b) or
(c) from and against, and shall reimburse such holder with respect to, any and all claims, suits, demands, causes of action, losses, damages, liabilities, costs or expenses ("Liabilities") to which such holder may become subject under the Act or otherwise, arising from or relating to
(A) any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or (B) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such Liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holders in writing specifically for use in the preparation thereof.

                     (ii) Promptly after receipt by the holder of Registrable Securities of notice of the commencement of any action, the holder of Registrable Securities shall, if a claim in respect thereof is to be made against the Company hereunder, notify the Company in writing thereof, but the omission so to notify the Company shall not relieve the Company from any Liability which it may have to the holder of Registrable Securities other than under this section and shall only relieve it from any Lability which it may have to the holder of Registrable Securities under this section if and to the extent the Company is prejudiced by such omission. In case any such action shall be brought against the holder of Registrable Securities and the holder of Registrable Securities shall notify the Company of the commencement thereof, the Company shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to the holder of Registrable Securities, and, after notice from the Company to the holder of Registrable Securities of its election so to assume and undertake the defense thereof, the Company shall not be liable to the holder of Registrable Securities under this section for any legal expenses subsequently incurred by the holder of Registrable Securities in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, PROVIDED, HOWEVER, that if the defendants in any such action include both the Company and the holder of Registrable Securities and the holder of Registrable Securities shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the Company or if the interests of the holder of Registrable Securities reasonably may be deemed to conflict with the interests of the Company, the holder of Registrable Securities shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the Company as incurred.

                 (g) (i) With respect to the inclusion of Registrable Securities in a registration statement pursuant to subsections (b) or
(c), all fees, costs and expenses of and incidental to such registration, inclusion and public offering shall be borne by the Company; provided, however, that any securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions, if any, incurred in connection with such registration.

                     (ii) The fees, costs and expenses of registration to be borne by the Company as provided in this Subsection (g) shall include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, and all legal fees and disbursements and other expenses of complying with state securities or Blue Sky laws of any jurisdiction or jurisdictions in which securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall, however, be borne by the respective selling securityholder.

                 (h) (i) The rights to cause the Company to register all or any portion of Registrable Securities pursuant to this Section 1.5 may be assigned by Investor to a transferee or assignee of 20% or more, in the aggregate, of the Shares and the Additional Shares. Within a reasonable time after such transfer the Investor shall notify the Company of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. Any transferee shall agree in writing at the time of transfer to be bound by the provisions of this Section 1.5.

                     (ii) From and after the date of this Agreement, the Company shall not agree to allow the holders of any securities of the Company to include any of their securities in any registration statement filed by the Company pursuant to Subsection (b) unless the inclusion of such securities will not reduce the amount of the Registrable Securities included therein.

            Section 1.6. ADJUSTMENTS. If the Investor shall be entitled to the issuance of Additional Shares, the Company shall deliver to the Investor at the offices of the Investor on the third (3rd) business day after the end of the Valuation Period one or more certificates representing the Additional Shares so to be delivered in accordance with this Agreement, registered in the name of the Investor, or deposit such Additional Shares into accounts designated by the Investor; provided, however, that if the sum of the shares then beneficially owned by the Investor , and any Additional Shares then issuable to the Investor, as determined by the Investor, in its sole determination, shall equal 1.66% or more of the shares of Company's Common Stock issued and outstanding (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934) just prior to the Closing, then, and in such event, (x) the number of Additional Shares to be issued to the Investor pursuant to this paragraph shall be reduced to the number which, together with the Share Number, shall equal 1.64% of the shares of the Company's Common Stock issued and outstanding (as so determined) just prior to the Closing, and (y) in consideration for such reduction in Additional Shares, the Company shall pay to the Investor a sum equal to the greater of
(a) the product of 88.5% of the Average Share Price and the reduction in the Additional Shares to be issued as a result of the preceding clause (x), and
(b) the product of the Subsequent Sale Price and the reduction in the Additional Shares to be issued as a result of the preceding clause (x).

            Section 1.7 RESCHEDULING. If after the date hereof and prior to the expiration of the Valuation Period any person shall (a) publicly announce a tender offer or exchange offer for the Company's Common Stock, or
(b) publicly announce plans for a merger, consolidation or potential change in control of the Company, the Investor may in its sole discretion elect by written notice to the Company to shorten the Valuation Period so as to end on a date which is either before or after the consummation of the record date for the consummation of any such transaction, which election must be made prior to consummation of any such transaction. For purposes of the foregoing, it is understood and agreed that the Investor may, but shall not be required to, reduce or entirely eliminate the Valuation Period or to reschedule the Valuation Period.

                               ARTICLE II

                     Representations and Warranties
                     ------------------------------

            Section 2.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby makes the following representations and warranties to the
Investor:

                 (a) ORGANIZATION AND QUALIFICATION. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware, and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company does not have any active subsidiaries, except for those identified in the SEC Documents (as hereinafter defined). Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any adverse effect on the operations, properties, prospects, or financial condition of the entity with respect to which such term is used and which is material to such entity and other entities controlling or controlled by such entity taken as a whole.

                 (b) AUTHORIZATION; ENFORCEMENT. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and to issue the Shares and the Additional Shares in accordance with the terms hereof, (ii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Company or its Board of Directors or stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                 (c) CAPITALIZATION. The authorized capital stock of the Company and the shares thereof currently issued and outstanding are as most recently described in the SEC Documents and there have been no changes (except for changes described on EXHIBIT A) therein since such description. All of the outstanding shares of the Company's Common Stock have been validly issued and are fully paid and nonassessable. Except as set forth in EXHIBIT A hereto and as described in the SEC Documents, no shares of Common Stock are entitled to preemptive rights and there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of the Company. The Company has furnished to the Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's By-Laws, as in effect on the date hereof (the "By-Laws").

                 (d) ISSUANCE OF SHARES. The issuance of the Shares and Additional Shares has been duly authorized and, when paid for or issued in accordance with the terms hereof, shall be validly issued, fully paid and non-assessable.

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

                 (e) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) result in a violation of the Company's Certificate or By-Laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party and which has previously been filed as an exhibit to the Company's Form 10-K for the year ended
December 31, 1994 and is still in effect, or result in a violation of any federal, state, local or foreign law, rule, regulation, order, judgment or decree (including Federal and state securities laws and regulations) applicable to the Company, or by which any property or asset of the Company is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect); provided that, for purposes of such representation as to Federal, state, local or foreign law, rule or regulation, no representation is made herein with respect to any of the same applicable solely to the Investor and not to the Company. The business of the Company is not being conducted in violation of any law, ordinance or regulations of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. The Company is not required under Federal, state or local law, rule or regulation in the United States to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares or the Additional Shares in accordance with the terms hereof (other than the filing of a Form D with the SEC, any NASD filings or state securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed in accordance with Section 1.5 herein); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

                 (f) SEC DOCUMENTS, FINANCIAL STATEMENTS. The Common Stock of the Company is registered pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC (all of the foregoing filed prior to the date hereof being hereinafter referred to herein as the "SEC Documents"). The Company has delivered to the Investor true and complete copies of the quarterly and annual (including, without limitation, proxy information and solicitation materials) SEC Documents filed with the SEC since December 31, 1994. The Company has not provided to the Investor any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

                 (g) NO MATERIAL ADVERSE CHANGE. Since December 31, 1994, the date through which the most recent annual report of the Company on Form 10-K has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, no Material Adverse Effect has occurred or exists with respect to the Company except as otherwise disclosed or reflected in other SEC Documents prepared through or as of a date subsequent to December 31, 1994.

                 (h) NO UNDISCLOSED LIABILITIES. The Company has no liabilities or obligations not disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company's business since
March 31, 1995 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect on the Company.

                 (i) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. No event or circumstance has occurred or exists with respect to the Company or its business, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

            Section 2.2 REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor hereby makes the following representations and warranties to the Company:

                 (a) AUTHORIZATION; ENFORCEMENT. (i) The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares being sold hereunder, (ii) the execution and delivery of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Investor or its Board of Directors, stockholders, or partners, as the case may be, is required,
(iii) this Agreement has been duly authorized, executed and delivered by the Investor, and (iv) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                 (b) NO CONFLICTS. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not
(i) result in a violation of the Investor's charter documents or By-Laws or
(ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate have a Material Adverse Effect on the Investor). The businesses of the Investor are not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which either singly or in the aggregate do not have a Material Adverse Effect. The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or purchase the Shares or the Additional Shares in accordance with the terms hereof; provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

                 (c) OWNERSHIP. The Investor is duly organized and validly existing under the laws of the place hereinabove provided and is not a U.S. Person as defined within Regulation S under the Securities Act and is not purchasing the Shares for the account or benefit of a U.S. Person. On the date hereof and on the Closing Date, the Investor is and will be, as the case may be, located outside of the United States. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment contemplated by this Agreement. The Investor has been afforded, to the satisfaction of the Investor, the opportunity to review the SEC Documents and obtain such additional publicly available information concerning the Company and its business, and to ask such questions and receive such answers (based upon publicly available information), as the Investor deems necessary to make an informed investment decision.

                 (d) INVESTMENT REPRESENTATION: The Investor is purchasing the Shares and, if any, the Additional Shares for investment purposes and not with a view towards distribution. Investor has no present intention to sell the Shares or the Additional Shares and the Investor has no present arrangement (whether or not legally binding) at any time to sell the Shares or the Additional Shares to or through any person or entity; provided, however, except as provided in subsection (g) below, that by making the representations herein, the Investor does not agree to hold the Shares or the Additional Shares for any minimum or other specific term and reserves the right to dispose of the Shares or the Additional Shares at any time in accordance with Federal securities laws applicable to such disposition.

                 (e) ACCREDITED INVESTOR: The Investor is an accredited investor as defined in Regulation Section 230.501 promulgated under the Act.

                 (f) RULE 144. The Investor understands that the Shares and any Additional Shares must be held indefinitely unless such Shares or Additional Shares are subsequently registered under the Act or an exemption from registration is available. The Investor has been advised or is aware of the provisions of Rule 144 promulgated under the Act.

                 (g) Notwithstanding the foregoing, the Investor shall not sell (including a short sale), transfer or otherwise dispose of the shares, or any Additional Shares issued to such Investor, at any time during the 105 day period following the Closing. Notwithstanding the foregoing, during the Valuation Period Investor will only transfer or otherwise dispose of its shares in accordance with the representations contained in EXHIBIT C.


                               ARTICLE III

                                Covenants
                                ---------

            Section 3.1  REGULATION S

                 (a) Notwithstanding any of the foregoing, the Company acknowledges and agrees that in the event that a registration statement covering all of the Registrable Securities shall not have become effective within 105 days of the Closing Date, legend described in Article V herein shall be removed on the 106th day following the Closing, in accordance with
Article V herein, it being acknowledged by the Company that, in such event, the Investor shall be free to transfer, sell, pledge, or otherwise hypothecate the Shares and the Additional Shares issued pursuant to this Agreement in accordance with (a) Regulation S under the Act and (b) the terms and conditions described in the letter attached hereto as EXHIBIT C.

                 (b) The Company acknowledges and agrees that, in the event the Investor sells, transfers, pledges or otherwise hypothecates the Shares or Additional Shares in accordance with Section 3.1(a) herein, for purposes of clarifying and specifying the applicable Restricted Period under Regulation S, the Investor intends to observe as the Restricted Period (as defined in Regulation S) for the Shares being delivered at the Closing the period of 40 days commencing upon the Closing Date and ending 40 days thereafter, and to observe as the Restricted Period applicable to the Additional Shares, if any, the period of 40 days commencing upon the date upon which the same are delivered to the Investor hereunder.

                 Neither the Company nor any of its affiliates has engaged or will engage in any "directed selling efforts" (as such term is defined under Regulation S) with respect to the Shares or the Additional Shares, and the Company and its affiliates have complied and will comply with the "offering restrictions" requirements of Regulation S.

                 (c) In the event the Investor sells, transfers or otherwise disposes of the Shares or the Additional Shares in accordance with
Section 3.1(a) herein, the Investor covenants and agrees that such sale, transfer or other disposition will be made in compliance with the terms of Regulation S under the Act, as in effect at that time, including (i) that the Shares and the Additional Shares will not be offered or sold within the United States or to, or for the account or benefit of, any "U.S. person" (as such term is defined in Rule 902 (o) promulgated under the Act) except in accordance with the provisions of Rule 903 or Rule 904 of Regulation S under the Securities Act, pursuant to registration under the Act, or pursuant to an exemption from the registration requirements of the Act and (ii) that neither it, its affiliates, nor persons acting on their behalf, have engaged or will engage in "directed selling efforts" (as such term is defined by Regulation S) with respect to the Shares or the Additional Shares and that each of them has complied and will comply with the "offering restrictions" requirements of Regulation S.


            Section 3.2  SECURITIES COMPLIANCE.

                 (a) The Company shall notify the SEC and Nasdaq, in accordance with its requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, including, without limitation, the filing of a Form D with the SEC, for the legal and valid issuance of the Shares and the Additional Shares to the Investor.

                 (b) The Investor understands that the Shares and, if any, the Additional Shares, are being offered and sold to it in reliance on a transactional exemption from the registration requirements of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of such Investor set forth herein in order to determine the applicability of such exemptions and the suitability of such Investor to acquire the Shares.

            Section 3.3 CORPORATE. (a) From the date hereof through the end of the Valuation Period the Company shall not (i) amend its Certificate or By-Laws so as to adversely affect any rights of the Investor; (ii) split, combine or reclassify its outstanding capital stock; (iii) declare or set aside or pay any dividend or other distribution with respect to the Company's outstanding Common Stock; (iv) issue or sell, directly or indirectly, Shares of the Company's Common Stock in a manner or upon terms as could reasonably be expected to affect the market for the Common Stock materially and adversely; or (v) enter into any agreement with respect to the foregoing;
and (vi) the Company shall at all times reserve and keep available, solely for issuance and delivery as Shares or Additional Shares hereunder, such shares of Common Stock as shall from time to time be issuable or reasonably be expected to be issuable as Shares or Additional Shares hereunder provided, however, that the number of shares so reserved shall at all times be at least 300% of the Share Number.

                 (b) The Company will cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under said act, will comply with all requirements related to any registration statement filed pursuant to Section 1.5 herein, and will not take any action or file any document (whether or not permitted by said Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock on the Nasdaq National Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and Nasdaq.


                               ARTICLE IV

                               Conditions
                               ----------

            Section 4.1 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE COMPANY TO SELL THE SHARES. The obligation hereunder of the Company to issue and/or sell the Shares or the Additional Shares to the Investor is further subject to the satisfaction, at or before the respective issuance and deliveries thereof, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                 (a) ACCURACY OF THE INVESTOR REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the date of such issuance and delivery as though made at that time.

                 (b) PERFORMANCE BY THE INVESTOR. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such date.

                 (c) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

            Section 4.2 CONDITIONS PRECEDENT TO THE OBLIGATION OF THE INVESTOR TO PURCHASE THE SHARES. The obligation of the Investor hereunder to acquire and pay for the Shares is subject to the satisfaction, at or before the Closing of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

                 (a) ACCURACY OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date).

                 (b) PERFORMANCE BY THE COMPANY. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

                 (c) NASDAQ. From the date hereof to the Closing Date, as to the Shares to be issued and delivered on the Closing Date, trading in the Company's Common Stock shall not have been suspended by the SEC or the Nasdaq National Market (except for any suspension of trading of limited duration agreed to between the Company and the Nasdaq National Market solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by Nasdaq shall not have been suspended or limited or minimum prices shall not have been established on securities whose trades are reported by Nasdaq. Notwithstanding the foregoing sentence, in the event that at any point on or prior to the first day of the Valuation Period trading in the Common Stock is suspended by the SEC or the Nasdaq National Market,
(i) calculation of the Average Stock Price shall be suspended for such period of time as trading in the Common Stock is suspended and (ii) the Valuation Period shall be reset so that such Valuation Period shall begin on the 90th calendar day following the Closing Date and shall end on the 45th calendar day thereafter on which quotations for the Company's Common Stock on the Nasdaq National Market are available. In the event that the Company's Common Stock is delisted from the Nasdaq National Market at any time during the Valuation Period or in the event that trading in the Common Stock is suspended for a period of more than thirty (30) days subsequent to the commencement of the Valuation Period,
(iii) the Valuation Period will be deemed to have concluded on the date on which the Common Stock was delisted or such trading was suspended,
(iv) the Average Stock Price shall be calculated based on the number of days in such shortened Valuation Period, and (v) the Investor shall receive any Additional Shares owed to it pursuant to Section 1.3(c) herein within five (5) business days of the conclusion of the shortened Valuation Period. In no event shall the Investor be required to deliver any shares for cancellation pursuant to Section 1.3(d) herein if the Common Stock is delisted from the Nasdaq National Market or if trading in the Common Stock is suspended for more than thirty (30) days during the Valuation Period or prior to the effectiveness of the Company's Initial Registration.

                 (d) NO INJUNCTION. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                                 -14

                 (e) OPINION OF COUNSEL, ETC. At the Closing the Investor shall have received an opinion of Brobeck Phleger & Harrison, counsel to the Company, in form and substance satisfactory to the Investor and its counsel (in substantially the form of EXHIBIT B hereto), and such other certificates and documents as the Investor or its counsel shall reasonably require incident to the Closing.


                                ARTICLE V

                             Legend on Stock
                             ---------------

            Each certificate representing the Shares issued pursuant to
Section 1.3 shall be stamped or otherwise imprinted with a legend substantially in the following form:

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT. THIS LEGEND SHALL CEASE TO HAVE ANY FORCE OR EFFECT AND WILL BE REMOVED ON OCTOBER 7, 1995 UNLESS AN OPINION OF COUNSEL TO THE COMPANY, IN FORM AND SUBSTANCE SATISFACTORY TO THE INVESTOR AND ITS COUNSEL, IS DELIVERED TO THE COMPANY'S TRANSFER AGENT ON OR PRIOR TO SUCH DATE STATING THAT REMOVAL OF THIS LEGEND IS NOT PERMITTED UNDER LAW DUE TO A CHANGE IN LAW SUBSEQUENT TO JUNE 23, 1995.

            Notwithstanding the foregoing, this legend shall cease to have any force or effect and will be removed on October 7, 1995, unless an opinion of counsel to the Company, in form and substance satisfactory to the Investor and its counsel, is delivered to the Company's transfer agent, on or prior to such date stating that removal of the legend is not permitted under law due to a change in law subsequent to the date hereof.

            No certificate representing Additional Shares, if any, required to be issued pursuant to this Agreement will bear a restrictive legend unless an opinion of the Company's counsel, in form and substance satisfactory to the Investor, has been issued to the Company's transfer agent on or prior to the issuance of such Additional Shares stating that such a legend is required by law due to a change in law subsequent to the date hereof.

                               ARTICLE VI

                               Termination
                               -----------

            Section 6.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the mutual consent of the Company and the Investor, by action of their respective Boards of Directors or other governing body.

            Section 6.2 OTHER TERMINATION. This Agreement may be terminated by action of the Board of Directors or other governing body of the Investor or the Company at any time after June 23, 1995 if the Closing shall not have been consummated by June 23, 1995.

            Section 6.3 AUTOMATIC TERMINATION. This Agreement shall automatically terminate without any further action of either party hereto if the Closing shall not have occurred by June 23, 1995.


                              ARTICLE VII

                             Miscellaneous
                             -------------

            Section 7.1 FEES AND EXPENSES. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided that the Company shall pay, at the Closing, all attorneys' fees and expenses incurred by the Investor and Cappello Capital Corp., up to a maximum of $6,666, in connection with the preparation, negotiation, execution and delivery of this Agreement and the transactions contemplated hereunder. Without limiting the generality of the foregoing, The Kriegsman Group shall be entitled to a finders fee pursuant to a separate agreement with respect thereto between such finder and the Company, and the Company shall be solely responsible for the full payment thereof and shall indemnify and hold harmless the Investor from and against all loss, cost, damage or expense arising therefrom. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares or the Additional Shares pursuant hereto.

            Section 7.2  SPECIFIC ENFORCEMENT; CONSENT TO JURISDICTION.

                 (a) The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which either of them may be entitled by law or equity.

                 (b) Each of the Company and the Investor (i) hereby irrevocably submits to the exclusive jurisdiction of the United States District Court and other courts of the United States sitting in New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

            Section 7.3 ENTIRE AGREEMENT; AMENDMENTS. This Agreement contains the entire understanding of the parties with respect to the matters covered hereby and thereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by the party against whom enforcement of any such amendment or waiver is sought.

            Section 7.4 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery or delivery by telex (with correct answer back received), telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

            to the Company:

                         Advanced Tissue Sciences, Inc.
                         10933 North Torrey Pines Road
                         La Jolla, California 92037
                         Attn:  Chief Executive Officer

            with copies to:

                         Brobeck Phleger & Harrison
                         4675 MacArthur Court
                         Suite 1000
                         Newport Beach, California 92660
                         Attn:  Laura M. Brower, Esq.

            to the Investor:

                         S. P. Investors International S.A.
                         c/o Bank of Bermuda Ltd.
                         Corp. Trust Services Department
                         Attn:  Stewart Bent
                         129 Front St.
                         Hamilton 5-31
                         Bermuda

            with copies to:

                         The Palladin Group, L.P.
                         40th West 5th Street
                         Suite 1500
                         New York, New York 10019
                         Attn:  Jeffrey Devers

Either party hereto may from time to time change its address for notices under this Section 7.4 by giving at least 10 days' written notice of such changed address to the other party hereto.

            Section 7.5 WAIVERS. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

            Section 7.6  HEADINGS.  The headings herein are for
convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

            Section 7.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. The parties hereto may amend this Agreement without notice to or the consent of any third party. Neither the Company nor the Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent may be withheld for any reason in the sole discretion of the party from whom consent is sought); provided, however, that the Company may assign its rights and obligations hereunder to any acquirer of substantially all of the assets or a controlling equity interest of the Company. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

            Section 7.8 NO THIRD PARTY BENEFICIARIES. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

            Section 7.9  GOVERNING LAW.  This Agreement shall be
governed by and construed and enforced in accordance with the internal laws of Delaware without regard to the principles of conflict of laws.

            Section 7.10 SURVIVAL. The representations and warranties of the Company and the Investor contained in Article II and the agreements and covenants set forth in Articles I and III shall survive the Closing.

            Section 7.11 EXECUTION. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other party within five days of the execution and delivery hereof.

            Section 7.12 PUBLICITY. The Company and the Investor shall consult and cooperate with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby, provided the foregoing shall not interfere with the legal obligations of either party with respect to public disclosure; and provided further, that neither the Company nor the Investor shall be required to consult with the other if any such press release or public statement does not specifically name the other.

              [Remainder of page intentionally left blank.]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date hereof.

                                    ADVANCED TISSUE SCIENCES, INC.


                                    By:  /s/ Arthur J. Benvenuto
                                          ------------------------------
                                          Name: Arthur J. Benvenuto
                                          Its: Chairman, President & CEO

                                    S. P. INVESTORS INTERNATIONAL S.A.

                                    By:  The Palladin Group, L.P., its
                                            investment manager

                                         By: Palladin Capital Management, LLC
                                             Its General Partner


                                             By:  /s/ Jeffrey Devers
                                                  ----------------------
                                                  Title:  President

                                                                EXHIBIT A

                            CAPITALIZATION SUMMARY


The following table reconciles the Company's outstanding Common Stock and options and warrants as reported in the Company's Quarterly Report on Form 10-Q as of March 31, 1995 to June 13, 1995.

                                           Common         Options and
                                            Stock          Warrants
                                          Outstanding     Outstanding
                                         -------------   -------------

   Outstanding per Form 10-Q             30,570,993       4,186,957
   Options and warrants exercised           561,200        (561,200)
   Options and warrants granted                   -         125,000
   Options and warrants canceled                  -        (139,209)
                                         ----------       ---------

   Outstanding as of June 13, 1995       31,132,193       3,611,548
                                         ==========       =========


As of June 13, 1995, the Company had 1,900,462 remaining available for grant under its 1992 Stock Option/Stock Issuance Plan.

The Company will issue warrants to purchase 135,000 shares of Common Stock to the placement agents involved in this transaction on the Closing Date at an initial exercise price of $6.86 per share.

On January 5, 1995, the Company's Board of Directors (the "Board") adopted a Shareholder Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, the Board declared a dividend of one preferred share purchase right (the "Right") for each share of Common Stock outstanding on January 20, 1995. Each Right entitles the registered holder to purchase from the Company one-hundredth of a share of Series A Junior Participating Preferred Stock at an exercise price of $55 per one-hundredth share, subject to adjustment.

                                                                 EXHIBIT B




                                      June 23, 1995

S.P. Investors International S.A.
Steinhardt Overseas Fund Ltd.
c/o Bank of Bermuda Ltd.
Corporate Trust Services Department
129 Front Street
Hamilton 5-31
Bermuda
Attention:  Stewart Bent

Gershon Partners L.P.
Royal Trust Bank Cayman Ltd.
2nd Floor
Royal Bank of Canada Building
Cardinal Avenue
Grand Cayman, Cayman Island
Attention:  Frank Boers

            Re:  Advanced Tissue Sciences, Inc.

Ladies and Gentlemen:

            We have acted as counsel for Advanced Tissue Sciences, Inc., a Delaware corporation (the "Company"), in connection with the issuance and sale of shares of its Common Stock pursuant to those certain Investment Agreements dated as of June 23, 1995 (the "Purchase Agreement") by and between the Company and each of S.P. Investors International S.A., Steinhardt Overseas Fund Ltd. and Gershon Partners L.P. (collectively the "Purchasers"). This opinion is being rendered to you pursuant to Section 4.2(e) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

            In connection with the opinions expressed herein we have made such examination of matters of law and of fact as we considered appropriate or advisable for purposes hereof. As to matters of fact material to the opinions expressed herein, we have relied upon the representations and warranties as to factual matters contained in and made by the Company pursuant to the Purchase Agreement and upon certificates and statements of government officials and of officers of the Company. We have also examined originals or copies of such corporate documents or records of the Company as we have considered appropriate for the opinions expressed herein. We have assumed for the purposes of this opinion that the signatures on documents and instruments examined by us are authentic, that each document is what it purports to be, and that all documents submitted to us as copies conform with the originals, which facts we have not independently verified.

S.P. Investors International S.A.                                  Page 2
Steinhardt Overseas Fund Ltd.
Gershon partners L.P.
Agreement dated June 23, 1995
June 23, 1995

            In rendering this opinion we have also assumed: (A) that the Purchase Agreement has been duly and validly executed and delivered by you or on your behalf and constitute valid, binding and enforceable obligations upon you; (B) that the representations and warranties made in the Purchase Agreement by you are true and correct; (C) that any wire transfers, drafts or checks tendered by you will be honored; (D) if you are a corporation or other entity, that you have filed any required state franchise, income or similar taxes; and (E) that there are no extrinsic agreements or understandings among the parties to the Purchase Agreement that would modify or interpret the terms of the Purchase Agreement or the respective rights or obligations of the parties thereunder, other than as set forth on Exhibit C thereto.

            As used in this opinion, the expression "we are not aware" or the phrase "to our knowledge" means as to matters of fact that, based on the actual knowledge of individual attorneys within the firm principally responsible for handling current matters for the Company and after an examination of documents referred to herein and after inquiries of certain officers of the Company, we find no reason to believe that the opinions expressed are factually incorrect; but beyond that we have made no factual investigation for the purposes of rendering this opinion. Specifically, but without limitation, we have made no inquiries of securities holders or employees of the Company.

            This opinion relates solely to the general corporate laws of the State of Delaware and the federal law of the United States (except that our opinion in paragraphs 5 and 6 below also pertains to the laws of the State of California), and we express no opinion with respect to the effect or application of any other laws. Special rulings of authorities administering such laws or opinions of other counsel have not been sought or obtained.

            Based upon our examination of and reliance upon the foregoing and subject to the limitations, exceptions, qualifications and assumptions set forth below and except as set forth in the Purchase Agreement thereto, we are of the opinion that as of the date hereof:

            1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has the requisite corporate power and authority to own its properties and to conduct its business as presently conducted.

S.P. Investors International S.A.                                 Page 3
Steinhardt Overseas Fund Ltd.
Gershon Partners L.P.
Agreement dated June 23, 1995
June 23, 1995

            2. To our knowledge, the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify does not have a Material Adverse Effect.

            3. The Company has the requisite corporate power and authority to execute, deliver and perform the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company according to its terms.

            4. The capitalization of the Company is as stated in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, as amended and supplemented by Exhibit A to the Purchase Agreement (collectively, the "Supplemented 10-Q"). No shares of Common Stock are entitled to preemptive rights, and except as described in the Supplemented 10-Q, there are no preemptive rights or, to our knowledge, options, warrants, conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain from the Company any of the Company's securities.

            5. The execution, delivery, performance and compliance with the terms of the Purchase Agreement do not violate any provision of any federal, California state or Delaware corporate law, rule or regulation applicable to the Company, or by which any property or asset of the Company is bound or affected, or the Company's Certificate or Bylaws, or conflict with, or constitute a default under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement or in the Company is a party and which has been filed as a material agreement in the Company's Annual Report on Form 10-K for the year ended
December 31, 1994.

            6. All consents, approvals, permits, orders or authorizations of, and all qualifications, registrations, designations, declarations or filings with, any federal, California state or Delaware general corporate governmental authority on the part of the Company required in connection with the execution and delivery of the Purchase Agreement and consummation at the Closing of the transactions contemplated by the Purchase Agreement have been obtained, and are effective, except the additional listing application required to be filed with the National Association of Securities Dealers, Inc. and the registration statement required to

S.P. Investors International S.A.                                 Page 4
Steinhardt Overseas Fund Ltd.
Gershon Partners L.P.
Agreement dated June 23, 1995
June 23, 1995


be filed with the Securities and Exchange Commission by Section 1.5 of the Purchase Agreement, and we are not aware of any proceedings, or threat thereof, that question the validity thereof.

            7. The Shares have been duly authorized and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

            8. The Additional Shares have been authorized and reserved for issuance pursuant to the terms of the Purchase Agreement, and when issued and delivered to the Purchasers in accordance with the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

            9. We are not aware of any action, proceeding or governmental investigation pending or threatened against the Company which questions the validity, or which affects the enforceability, of the Purchase Agreement or the right of the Company to enter into such Purchase Agreement or which would, if decided adversely to the Company, have a Material Adverse Effect.

            Our opinions expressed above are specifically subject to the following limitations, exceptions, qualifications and assumptions:

            (A) For purposes of our opinions in paragraphs 5 and 6 above, we are rendering no opinion as to the applicability of, or the Company's compliance or non-compliance with, any federal, state or foreign securities laws as they may relate to the transactions described in the Purchase Agreement, the execution, delivery and performance of the Purchase Agreement by the Company and the consummation by the Company of the transactions contemplated thereby.

            (B) The effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting the relief of debtors or the rights and remedies of creditors generally, including without limitation the effect of statutory or other law regarding fraudulent conveyances and preferential transfers.

            (C) We express no opinion as to the Company's compliance or noncompliance with applicable federal or state antifraud or antitrust statutes, laws, rules and regulations.

            (D) Limitations imposed by general equitable principles upon the specific enforceability of any of the remedies, covenants

S.P. Investors International S.A.                                 Page 5
Steinhardt Overseas Fund Ltd.
Gershon Partners L.P.
Agreement dated June 23, 1995
June 23, 1995


or other provisions of any applicable agreement and upon the availability of injunctive relief or other equitable remedies, regardless of whether enforcement of any such agreement is considered a proceeding in equity or at law.

            (E) The unenforceability under certain circumstances of provisions, indemnifying a party against, or requiring contributions toward, that party's liability for its own wrongful or negligent acts, or where indemnification or contribution is contrary to public policy. In this regard, we advise you that in the opinion of the Securities and Exchange Commission indemnification of directors, officers and controlling persons of an issuer against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

            This opinion is rendered as of the date first written above solely for your benefit in connection with the Purchase Agreement and may not be delivered to, quoted or relied upon by any person other than you, or for any other purpose, without our prior written consent. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company. We assume no obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein.

                                     Very truly yours,



                                     BROBECK, PHLEGER & HARRISON

                                                             EXHIBIT C



                                          June 23, 1995
Advanced Tissue Sciences, Inc.
10933 North Torrey Pines Road
La Jolla, California 92037
Attention:  Arthur Benvenuto

Re:     Regulation S Offering
        ---------------------

Ladies and Gentlemen:

Reference is made to the Investment Agreement of even date and delivery herewith (the "Agreement") between the undersigned ("Investor") and Advanced Tissue Sciences, Inc. Capitalized terms contained in this letter shall have the same meaning ascribed to them in the Agreement.

In addition to the representations and covenants of the Investor contained in the Agreement, Investor further covenants and agrees as follows:

     1. In the event the Investor engages in short sales transactions or other hedging activities during the period from 105 days following the Closing through 135 days following the Closing which involve, among other things, sales of Common Stock of the Company, Investor will, to the extent within its reasonable control, conduct such activities so as not to complete or effect any such sale on any trading day during such period at a price which is lower than the lowest sale effected on such day by persons other than the Investor;

     2. Investor covenants that it will comply with all applicable laws, rules and regulations regarding the foregoing activities and/or the financing of the Shares and Additional Shares including, if applicable, compliance with Regulation S.


                        [Signatures on next page.]

                                        Very truly yours,


                                        S. P. INVESTORS INTERNATIONAL S.A.

                                        By:  The Palladin Group, L.P.,
                                             its investment manager

                                        By:  Palladin Capital Management, LLC
                                             Its General Partner


                                        By:  /s/ Jeffrey Devers
                                            -------------------------------
                                            Title:  President